UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

FBI Wind Down, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Brentwood

St. Louis, Missouri 63105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 863-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

Confirmation of Plan of Liquidation

As previously disclosed by FBI Wind Down, Inc., formerly known as Furniture Brands International, Inc. (the “Company”), on September 9, 2013, the Company and its direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code. The Chapter 11 cases are being jointly administered under the caption “In re FBI Wind Down, Inc., et al.”, Case No. 13-12329. In addition, as previously disclosed, on November 25, 2013, the Debtors completed the sale of substantially all of their assets to certain affiliates of KPS Capital Partners L.P.

On July 14, 2014, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Plan of Liquidation as filed with the Bankruptcy Court on July 9, 2014 (the “Plan”). The effective date of the Plan (the “Effective Date”) has yet to be determined. A copy of the Plan, as confirmed by the Bankruptcy Court, and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

PURSUANT TO THE TERMS OF THE PLAN, ALL OF THE COMPANY’S EXISTING EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK, WILL BE DEEMED CANCELLED UPON THE EFFECTIVE DATE, AND THE COMPANY’S SHAREHOLDERS WILL NOT RECEIVE OR RETAIN ANY DISTRIBUTION OR OTHER PROPERTY ON ACCOUNT OF THEIR SHARES. AS OF THE DATE OF THE CONFIRMATION ORDER, THERE WERE 7,940,054 SHARES OF THE COMPANY’S COMMON STOCK OUTSTANDING.

Summary of Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan provides for the appointment of a Liquidating Trustee to administer the Plan and the Liquidating Trust. The Liquidating Trustee will also serve as a representative of the Debtors’ estates (the “Estates”) for the purpose of enforcing causes of action belonging to the Estates. In addition, among other things, the Liquidating Trustee will (i) administer, and make all payments required pursuant to, the settlements by and among the Debtors, the Pension Benefit Guaranty Corporation and the Creditors’ Committee, as set forth in the previously disclosed settlement agreement dated March 31, 2014 among such parties and (ii) take such actions as are necessary and reasonable to carry out the purposes of the Liquidating Trust, including winding down the Debtors’ business affairs.

Other than Administrative Expense Claims, Adequate Protection Claims and Priority Tax Claims, the claims and interests in the Debtors are divided into 17 classes. The Plan generally provides for payment in full, in cash, to holders of Allowed Class 1 Priority Non-Tax Claims and Allowed Class 2 Secured Tax Claims. Holders of Allowed Class 3 Other Secured Claims are generally entitled to either cash or the collateral securing such claims, in all cases in full satisfaction of any such claims. Holders of Allowed Classes 4A-4F General Unsecured Claims are generally entitled to distributions of their pro rata share of the applicable Debtors’ net distributable assets, as described in the Plan. The Plan generally provides that each holder of Allowed Classes 5A-5F Convenience Claims is entitled to receive cash in an amount equal to a specified percentage of the amount of such holder’s claims. Holders of Class 6 Subordinated Securities Claims and Class 7 Equity Interests in Debtors will not receive or retain any property under the Plan on account of such claims.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of common stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) will be deemed cancelled on the Effective Date.

Following the Effective Date, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate and suspend the reporting requirements related to its common stock under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Second Amended Joint Plan of Liquidation of FBI Wind Down, Inc. and its Subsidiaries Under Chapter 11 of the Bankruptcy Code

2.2	Confirmation Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBI Wind Down, Inc.

July 18, 2014	By:	/s/ Meredith M. Graham
	Name:	Meredith M. Graham
	Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Joint Plan of Liquidation of FBI Wind Down, Inc. and its Subsidiaries Under Chapter 11 of the Bankruptcy Code

2.2	Confirmation Order